                                                                     EXHIBIT 3.3
                                                                     -----------

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               THERMA-WAVE, INC.


                                  ARTICLE ONE

               The name of the Corporation is Therma-Wave, Inc.


                                  ARTICLE TWO

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                             A.  AUTHORIZED SHARES
                                 -----------------

          The total number of shares of capital stock which the Corporation has authority to issue is 41,000,000 shares, consisting of:

          (1) 1,000,000 shares of Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred");
                                      ------------------

          (2) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and
                 ---------------

          (3) 35,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").
                 ------------

The Series A Preferred, Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, Part B, Part C or Part D of this Article IV are defined in Part E.

                             B.  SERIES A PREFERRED
                                 ------------------

          Section 1.  Dividends.
                      ---------

          1A.  General Obligation.  When and as declared by the Corporation's
               ------------------
Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred (the "Series A Preferred") as provided in this
                                        ------------------
Section 1.  Dividends on each share of the Series A Preferred (a "Share") shall
                                                                  -----
be cumulative and accrue at the rate of 6% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B.  Dividend Reference Dates.  To the extent not paid on May 16 of
               ------------------------
each year, beginning May 16, 1998 (the "Dividend Reference Date"), all dividends
                                        -----------------------
which have accrued on each Share outstanding during the year ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          Section 2.  Liquidation.  Upon any liquidation, dissolution or winding
                      -----------
up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon, which for all purposes hereof shall include dividends which have accrued since the last Dividend Reference Date) and
(b) the amount that such holder
would have received had such holder converted such Shares into shares of Class A Common immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

          Section 3.  Priority of Series A Preferred on Dividends and
                      -----------------------------------------------
Redemptions.  So long as any Series A Preferred remains outstanding, without the
-----------
prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from former employees of the Corporation and its Subsidiaries to the extent permitted by the Corporation's agreements related to the Corporation's indebtedness, including without limitation any indenture, whether entered into in connection with transactions contemplated by the Recapitalization Agreement or thereafter, and including any extensions or refinancings thereof.

          Section 4.  Redemptions.
                      -----------

          4A.  Scheduled Redemption. On May 17, 2004 (the "Scheduled Redemption
               --------------------                        --------------------
Date"), the Corporation shall redeem all outstanding Shares of Series A
----
Preferred at a price per Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

          4B.  Optional Redemptions.  The Corporation may, at any time and from
               --------------------
time to time after the first to occur of (i) June 30, 1998 and (ii) the Corporation's initial Public Offering, redeem all or any portion of the Shares of Series A Preferred then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Any partial redemption pursuant to this paragraph shall be for a number of Shares, the aggregate Liquidation Value of which, together with accrued and unpaid dividends thereon, is at least $5,000,000, and redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Shares on the Scheduled Redemption Dates.

          4C.  Redemption Payments.  For each Share which is to be redeemed
               -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4D.  Notice of Redemption.  Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice of each redemption of any Series A Preferred (other than a redemption at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          4E.  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  The number of Shares of Series A Preferred to be redeemed from each
--------
holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4F.  Dividends After Redemption Date.  No Share shall be entitled to
               -------------------------------
any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4G.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
               -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          4H.  Special Redemptions.
               -------------------

               (i) If, in connection with or after any Public Offering, any member of the Bain Group receives any proceeds in respect of Common Stock owned by such member, the Corporation shall give prompt written notice to the holders of the Series A Preferred of such event. The holder or holders of a majority of the Series A Preferred then outstanding may require the Corporation to redeem all outstanding shares of Series A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election within 30 days after the receipt of such notice from the Corporation. Upon receipt of such election, the Corporation shall be obligated to redeem the outstanding Shares of Series A Preferred on a date fixed by the Corporation, which date shall be not more than 30 days after the Corporation's receipt of such notice.

               (ii) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred. The holder or holders of a majority of the Series A Preferred then outstanding may require the Corporation to redeem all outstanding shares of Series A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 30 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration
                                                                ----------
Date").
----

          Upon receipt of such election, the Corporation shall be obligated to redeem the outstanding Shares of Series A Preferred on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

          The term "Change in Ownership" means any sale or transfer or series of
                    -------------------
sales or transfers by the Bain Group (other than to any Affiliate of any member of the Bain Group) of at least 25% of the Common Stock purchased by the Bain Group pursuant to the Recapitalization Agreement, determined on the basis of the cost of such Common Stock.

               (iii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series A Preferred then outstanding may require the Corporation to redeem all outstanding Shares of Series A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of
(a) five days prior to the consummation of the Fundamental Change or (b) 30 days after receipt of notice from the Corporation.

          Upon receipt of such election, the Corporation shall be obligated to redeem the outstanding Shares of Series A Preferred upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

          The term "Fundamental Change" means any sale or transfer of all or
                    ------------------
substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions.

               (iv) Redemptions made pursuant to this paragraph 4H shall not relieve the Corporation of its obligation to redeem Series A Preferred on the Scheduled Redemption Dates pursuant to paragraph 4A above.

          4I.  Partial Redemptions.  Notwithstanding anything to the contrary
               -------------------
contained herein, any redemption by the Corporation of less then all of the Shares of Series A Preferred then held by each holder must be a number of Shares of Series A Preferred sufficient, in the good faith opinion of counsel to the holder, to not be treated as a dividend under Section 302 of the Internal Revenue Code of 1986, as amended (or any comparable successor provision), as to such holder.

          Section 5.  Voting Rights.  The holders of the Series A Preferred
                      -------------
shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

          Section 6.  Conversion.
                      ----------

          6A.  Conversion Procedure.
               --------------------

               (i) At any time, any holder of Series A Preferred may convert all of the Series A Preferred held by such holder into shares of Conversion Stock. Each Share of Series A Preferred shall be convertible into one share of Conversion Stock (as such amount is adjusted for stock splits, stock dividends, recapitalizations and similar transactions).

               (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred (including the right to receive accrued and unpaid dividends on the Series A Preferred) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion

Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

               (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               (v) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomina tion or denominations as the converting holder has specified.

               (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (vii) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

          6B.  Notices.  The Corporation shall give written notice to all
               -------
holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.

          Section 7.  Reorganization, Reclassification, Consolidation, Merger
                      -------------------------------------------------------
or Sale.  Any recapitalization, reorganization, reclassification, consolidation,
-------
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change.

          Section 8.  Registration of Transfer.  The Corporation shall keep
                      ------------------------
at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

          Section 9.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or an original party to the Recapitalization Agreement its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 10. Amendment and Waiver.  No amendment, modification or
                      --------------------
waiver shall be binding or effective with respect to any provision of Sections 1 to 11 of this Part B without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Preferred then outstanding.

          Section 11. Notices.  Except as otherwise expressly provided
                      -------
hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                              C.  PREFERRED STOCK
                                  ---------------

          The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

                                D.  COMMON STOCK
                                    ------------

          Section 1.  Dividends.  Except as otherwise provided by the
                      ---------
Delaware General Corporation Law or this Restated Certificate of Incorporation (the "Restated Certificate"), the holders of Common Stock: (i) subject to the
      --------------------
rights of holders of the Series A Preferred and any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of the Series A

Preferred and any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Part C of this Article Four.

          Section 2.  Conversion Rights.  The Common Stock shall not be
                      -----------------
convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

          Section 3.  Preemptive Rights.  No holder of Common Stock shall have
                      -----------------
any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

          Section 4.  Voting Rights.  Except as otherwise provided by the
                      -------------
Delaware General Corporation Law or the Restated Certificate and subject to the rights of holders of the Series A Preferred and any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

          Section 5.  Registration or Transfer.  The Corporation shall keep
                      ------------------------
at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          Section 6.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or an original party to the Recapitalization Agreement, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 7.  Notices.  All notices referred to herein shall be in
                      -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          Section 8.  Fractional Shares.  In no event will holders of
                      -----------------
fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

          Section 5.  Reclassification of Existing Common Stock and Reverse
                      -----------------------------------------------------
Stock Split.
-----------
               (i)    Reclassification.  Immediately prior to the effectiveness
                      ----------------
of the Registration Statement on Form S-1 (Reg. No. 333-76019) (the "Effective
                                                                     ---------
Time"), each outstanding share of common stock of the Corporation shall,
----
without any action by the holder thereof, be reclassified as follows:

                      (A) each outstanding share of Class A Common Stock, par value $.01 per share (the "Class A Common") into one
                                                      --------------
                           share of Common Stock;

                      (B) each outstanding share of Class B Common Stock, par value $.01 per share (the "Class B Common") into one
                                                      --------------
                           share of Common Stock; and

                      (C) each outstanding share of Class L Common Stock, par value $.01 per share (the "Class L Common" and,
                                                      --------------
                           together with the Class A Common and Class B Common, the "Existing Common Stock") into a number of shares
                                ---------------------
                           of Common Stock equal to the sum of (i) one and (ii) the result of (x) the Unreturned Cost plus Unpaid Yield of such share of Class L Common divided by (y) the price per share of the Common Stock paid by investors in the Public Offering (in each case before giving effect to any stock split declared in connection with such Public Offering).

               (ii)   Reverse Stock Split.  At the Effective Time and
                      -------------------
immediately following the reclassification of the Existing Common Stock set forth above (the "Reclassification"), each share of Common Stock outstanding at
                  ----------------
the Effective Time (after giving effect to the Reclassification) shall be, without further action by the Corporation or any of the holders thereof, changed and converted into 0.818 of a share of Common Stock. Each certificate then outstanding representing shares of Common Stock (including those certificates that represent shares of Common Stock as a result of the Reclassification) shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by 0.818.

               (iii)  Fractional Shares.  Notwithstanding the foregoing, in the
                      -----------------
event that the conversion of the Common Stock described above in paragraph (ii) would result in any holder of shares of Common Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the conversion shall be such that the shares of Common Stock issued as a result of the conversion shall be the integral multiple of one closest to the product of 0.818 and the number of shares of Common Stock held by such holder, with fractions of
0.50 and greater being rounded up to the next higher integral multiple of one and fractions less than 0.50 being rounded down to the next lower integral multiple of one. No consideration will be paid in lieu of fractions that are rounded down.

               (iv) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

               (v) The issuance of certificates for shares of Common Stock upon conversion of the Existing Common Stock shall be made without charge to the holders of such Existing Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of the Existing Common Stock , the Corporation shall take all such actions as are necessary in order to insure that the Common Stock, issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (vi) The Corporation shall not close its books against the transfer of the Existing Common Stock or of Common Stock issued or issuable upon conversion of the Existing Common Stock in any manner which interferes with the timely conversion of the Existing Common Stock. The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (vii) All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the existing Common Stock.

                                E.  DEFINITIONS
                                    -----------

          "Affiliate" means, with respect to any Person, any other Person,
           ---------
entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

          "Bain Group" means, collectively, Bain Capital Fund V, L.P., Bain
           ----------
Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P., and Randolph Street Partners.

          "Change in Ownership" has the meaning set forth in paragraph 4H of
           -------------------
Part B hereof.

          "Common Stock" means, collectively, the Corporation's Common Stock and
           ------------
any other class of capital stock of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, other than the Series A Preferred.

          "Conversion Stock" means shares of the Corporation's Common Stock, par
           ----------------
value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean the securities issuable upon conversion of the Series A Preferred.

          "Cost" of each share of Class L Common shall be equal to $19.085 per
           ----
share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class L Common).

          "Distribution" means each distribution made by the Corporation to
           ------------
holders of Common Shares, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason or (b) any recapitalization or exchange of any Common Shares, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

          "Fundamental Change" has the meaning set forth in paragraph 4H of Part
           ------------------
B hereof.

          "General Corporation Law" means the General Corporation Law of the
           -----------------------
State of Delaware, as amended from time to time.

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Series A Preferred.

          "Liquidation Value" of any Share of Series A Preferred as of any
           -----------------
particular date shall be equal to $18.40.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its capital
           ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of paragraph 4H of Part B hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Recapitalization Agreement" means the Recapitalization Agreement
           --------------------------
dated as of December 18, 1996 among the Corporation, the Bain Group, Toray Industries, Inc., Toray Industries (America), Inc. and Shimadzu Corporation.

          "Redemption Date" as to any Share means the date specified in the
           ---------------
notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means any corporation of which a majority of the shares
           ----------
of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          "Unpaid Yield" of any share of Class L Common means an amount equal to
           ------------
the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

          "Unreturned Cost" of any share of Class L Common means an amount equal
           ---------------
to the excess, if any, of (a) the Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of the Cost of such share.

          "Yield" means, with respect to each outstanding share of Class L
           -----
Common for each calendar year, the amount accruing on such share each day during such year at the rate of 12% per annum of the sum of (a) such share's Unreturned Cost, plus (b) Unpaid Yield thereon for all prior years. In calculating the amount of any Distribution to be made to the Class L Common during a calendar year, the portion of a Class L Common share's Yield for such portion of such year elapsing before such Distribution is made shall be taken into account.

                                 ARTICLE FIVE

          The Corporation is to have perpetual existence.

                                  ARTICLE SIX

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE SEVEN

          The number of directors which constitute the entire Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                 ARTICLE EIGHT

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE NINE

          (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b) The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

          (c) Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising, or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE TEN

          Section 1.  Classification of Directors.  At each annual meeting of
                      ---------------------------
stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class

II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected by the stockholders of the Corporation in connection with the adoption of this Restated Certificate. At each annual meeting after the first annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

          Section 2.  Vacancies.  Vacancies occurring on the Board of Directors
                      ---------
for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                ARTICLE ELEVEN

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                ARTICLE TWELVE

          Beginning immediately following the consummation of the Corporation's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation.

                               ARTICLE THIRTEEN

          Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal Articles Ten or Twelve hereof, or this Article Thirteen, or any provision thereof or hereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation's outstanding capital stock (other than the Bain Group).

                               ARTICLE FOURTEEN

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.